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                                                                   EXHIBIT 23.2

                        CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the captions "Experts" and "The Barbers Selected Historical Consolidated Financial Information" and to the use of our report dated November 2, 1998, with respect to the financial statements of The Barbers, Hairstyling for Men and Women, Inc. included in the Proxy Statement/Prospectus, that is made a part of the Registration Statement (Form S-4) of Regis Corporation.


                                         /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
April 5, 1999